                                                                    Exhibit 23.6

                                            CONSENT OF HICKS, MALOOF & CAMPBELL,
                                                      A PROFESSIONAL CORPORATION


      Hicks, Maloof & Campbell, A Professional Corporation, hereby consents to the use of its name in the Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 and to the reference to this Firm in this Registration Statement on Form S-4 under the caption "Legal Matters". In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations issued thereunder.

                                                   /s/ Hicks, Maloof & Campbell,
                                                     A Professional Corporation

Date: October 24, 1994